Exhibit 99.1

Independent Auditors’ Report

To the Board of Managers and Members of

Brightree LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Brightree LLC and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statement of income, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brightree LLC and Subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Bennett Thrasher LLP

Atlanta, Georgia

March 28, 2016

Brightree LLC and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2015

2015
Assets
Current assets:
Cash and cash equivalents	$26,224,202
Accounts receivable, less allowance for doubtful accounts of $1,382,065	7,975,358
Prepaid expenses and other current assets	2,648,980

Total current assets	36,848,540
Property and equipment, net	1,109,243
Goodwill	36,781,212
Intangibles, net	6,642,730
Other long-term assets	1,377,200

Total assets	$82,758,925

Liabilities and Members’ Equity
Current liabilities:
Current maturities of note payable	$3,548,666
Accounts payable and accrued expenses	9,709,035
Deferred revenue	7,213,806

Total current liabilities	20,471,507
Note payable – less current maturities	23,953,495
Deferred revenue – less current portion	1,845,347

Total liabilities	46,270,349

Commitments and contingencies (Note 8)
Members’ equity:
Redeemable preferred units	35,670,548
Common units	3,305,840
Accumulated deficit	(2,487,812)

Total members’ equity	36,488,576

Total liabilities and members’ equity	$82,758,925

See accompanying notes to consolidated financial statements.

Brightree LLC and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

for the year ended December 31, 2015

2015
Revenue	$113,204,337
Cost of revenue	31,278,891

Gross profit	81,925,446

Operating expenses:
Research and development expenses	14,467,698
Sales and marketing expenses	11,714,722
General and administrative expenses	17,100,525

Income from operations	38,642,501

Other expense:
Interest expense, net	(1,746,363)
Foreign currency loss	(58,659)

Total other expense	(1,805,022)

Income before income taxes	36,837,479
Income tax benefit	(1,022,347)

Net income	$37,859,826

See accompanying notes to consolidated financial statements.

Brightree LLC and Subsidiaries

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the year Ended December 31, 2015

	Members’ Capital		Members’ Capital		Members’ Capital
	Preferred Units	Amount	Common Units		Common Units		Accumulated Deficit	Total
			Series 1	Amount	Series 3	Amount
Balance at December 31, 2014	22,294,093	$33,887,021	11,704,989	$186,715	2,092,031	$3,427,091	(18,193,498)	$19,307,329
Stock compensation expense	—	—	—	—	—	1,017,752	—	1,017,752
Exercise of options	—	—	—	—	135,480	295,987	—	295,987
Purchase of Series 3 common units	—	—	—	—	(125,119)	(1,621,705)	—	(1,621,705)
Accretion of redeemable preferred units	—	1,783,527	—	—	—	—	(1,783,527)	—
Tax distributions	—	—	—	—	—	—	(20,370,613)	(20,370,613)
Net income	—	—	—	—	—	—	37,859,826	37,859,826

Balance at December 31, 2015	22,294,093	$35,670,548	11,704,989	$186,715	2,102,392	$3,119,125	$(2,487,812)	$36,488,576

See accompanying notes to consolidated financial statements.

Brightree LLC and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

for the year ended December 31, 2015

2015
Cash flows from operating activities:
Net income	$37,859,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,614,375
Stock compensation expense	1,017,752
Non-cash interest expense	176,161
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(1,030,331)
Prepaid expenses and other assets	(447,168)
Accounts payable and accrued expenses	98,671
Deferred revenue	830,962
Deferred tax liability	(1,282,293)

Net cash provided by operating activities	40,837,955

Cash flows from investing activities:
Purchase of property and equipment	(724,193)

Net cash used in investing activities	(724,193)

Cash flows from financing activities:
Payments on note payable	(7,497,839)
Tax distributions	(24,424,580)
Purchase of Series 2 and 3 equity interests	(1,621,705)
Proceeds from exercise of options	295,987

Net cash used in financing activities	(33,248,137)

Net increase in cash and cash equivalents	6,865,625
Cash and cash equivalents at beginning of year	19,358,577

Cash and cash equivalents at end of year	$26,224,202

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,139,676

Cash paid for taxes	$82,783

See accompanying notes to consolidated financial statements.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:	Description of the Business and Summary of Significant Accounting Policies

Nature of Operations

Brightree LLC (Brightree) was formed as a limited liability company on June 18, 2008 in the state of Delaware under the provisions of the Delaware Limited Liability Company Act. The rights and obligations of the members of Brightree are governed by the Third Amended and Restated Limited Liability Company Agreement dated April 18, 2013 (the Operating Agreement).

Brightree provides business management software and services to medical equipment and home health providers throughout the United States. Customers utilize the software for billing, collections, tracking inventory, patient scheduling, and reporting. The platform is internet based allowing customers to access critical data from any location with minimal computing capacity.

Principles of Consolidation

The accompanying financial statements include the accounts of Brightree and its wholly owned subsidiaries, Brightree Services LLC (Brightree Services), Pacware Software Development, Inc. (Pacware), Brightree Limited, Brightree Home Health & Hospice LLC (Home Health & Hospice), MedAct, LLC (MedAct), and Strategic AR LLC (Strategic AR) (collectively, the Company). All significant intercompany accounts and transactions have been eliminated.

Use of Estimates in Financial Statements

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make certain estimates, judgments and assumptions. These estimates, judgments and assumptions are based upon information available to management at the time that they are made and are believed to be reliable. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. On an on-going basis management evaluates the estimates and assumptions, including, but not limited to, those related to revenue recognition, allowance for doubtful accounts and sales returns, fair value of equity-based compensation, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, income taxes, contingencies and litigation, among others. Management believes that these estimates and assumptions are reasonable under the circumstances and that they form a basis for making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources. Differences between these estimates, judgments or assumptions and actual results could materially impact the financial statements. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting among available alternatives would not produce a materially different result.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid investments that are readily convertible into cash and have a maturity of 90 days or less when purchased. At times, cash and cash equivalent balances may exceed federally insured amounts. The Company believes it mitigates any risks by depositing cash and investing in cash equivalents with major financial institutions.

Accounts Receivable

In the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable are generally due under normal trade terms requiring payment by the beginning of each quarter or within 30 days from the invoice date. Unpaid accounts receivable do not bear interest and are stated at the amount billed to the customer.

The Company performs evaluations of outstanding accounts receivables and its customers’ ability to pay. It then estimates the allowance for doubtful accounts based on this evaluation. Accounts receivable are stated net of an allowance for doubtful accounts. Upon determination that a customer is unable to pay, the Company will cancel their subscription and write off uncollectable amounts against the allowance.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the individual assets, as follows: computer equipment and software, two to five years; and furniture, fixtures and others, three to seven years.

Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease terms or the estimated useful lives of the improvements.

Property and equipment at December 31, 2015 consist of the following:

2015
Computer equipment and software	$3,979,865
Furniture, fixtures and others	708,315
Leasehold improvements	408,657
Less accumulated depreciation and amortization	(3,987,594)

$1,109,243

Depreciation and amortization expense was $714,547 for the year ended December 31, 2015, and is included as a component of general and administrative expenses in the accompanying statement of income.

Other Assets

As of December 31, 2015, other long-term assets include net deferred loan costs of $272,709. Deferred loan costs are amortized using the effective interest method. Amortization expense for the year ended December 31, 2015 was $176,161, and is included as a component of interest expense in the accompanying consolidated statement of income.

In January 2015, the Company advanced an employee $500,000 for a promissory note receivable. The note bears interest at 2% per annum and is due in January 2018. As of December 31, 2015, the outstanding balance on the promissory note receivable was $509,288 and is included in other long-term assets.

Deferred Costs

Commission payments associated with subscription contracts are deferred and amortized to cost of revenue over a 12 month period. The commission payments, which are paid in full the month after the customer’s service commences, are a direct and incremental cost of the revenue arrangements. The deferred commission amounts are recoverable through the future revenue streams under the non-cancelable customer contracts. At December 31, 2015, deferred commissions of $346,764 are included in prepaid expenses and other current assets in the accompanying consolidated balance sheet.

In 2008, the Company entered into a five year business development agreement with a large home health care provider whereby each party agreed to exclusively market products and services of the counter party. The agreement contained an obligation to pay certain fees for specified customers for a period of ten years following termination. In May 2014, the Company amended the agreement whereby all obligations cease effective December 31, 2017. In connection with the amendment, the Company paid a fee of $1,600,000. The Company is amortizing the fee through December 2017 to cost of revenue. The capitalized cost is recoverable through future revenue streams originated by the counter party. As of December 31, 2015 the remaining unamortized cost is $914,290, and is included in other current and long-term assets in the accompanying consolidated balance sheet.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

The Company has acquired customer lists, intellectual property, non-compete agreements, and trademarks through its acquisitions. These intangible assets with definite lives are amortized using the straight-line method over their estimated useful life of three to ten years.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value. In the opinion of management, no long-lived assets were impaired as of December 31, 2015.

Goodwill

Goodwill represents the excess cost over the fair value of net tangible and identifiable intangible assets acquired. Goodwill is not amortized but is evaluated for potential impairment on an annual basis unless circumstances indicate the need for impairment testing between annual tests. The judgments regarding the existence of impairment indicators are based on legal factors, market conditions, and operational performance, among other things. An impairment loss is recognized if the carrying value exceeds the asset’s fair value. The Company performs its annual impairment test as of December 31. The result of the tests performed during 2015 indicated no impairment of goodwill.

Business Combinations

The Company allocates the purchase price of acquired companies to the tangible and intangible assets acquired, and liabilities assumed based on their estimated fair values. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets and deferred revenue.

Management makes estimates of fair values based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies and are inherently uncertain. Critical estimates in valuing certain intangible assets include, but are not limited to: future expected cash flows from license sales, maintenance agreements, consulting contracts, customer contracts and acquired developed technologies; the acquired company’s brand awareness and market position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined Company’s portfolio; and discount rates. Unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or reported results.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

The Company generates revenue from the time-based licensing of its software and associated services. In most instances, revenue is generated under sales agreements with multiple elements, which are comprised of subscription fees from customers accessing its on-demand application service and professional services associated with consultation services and customer support. The Company’s sales agreements typically have contract terms of one to three years. Arrangements with customers do not provide the customer with the right to take possession of the software supporting the on-demand application service at any time. Amounts that have been invoiced are initially recorded in accounts receivable and either deferred revenue or revenue, depending on whether the revenue recognition criteria have been met at the time of invoicing.

The Company provides its software as a service and commences revenue recognition when all of the following conditions are met:

•	There is persuasive evidence of an arrangement;

•	The service has been provided to the customer;

•	The amount of fees to be paid by the customer is fixed or determinable; and

•	The collection of the fees is probable.

The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has standalone value and delivery of the undelivered elements is probable and within the Company’s control. For elements that meet the separation requirements, the Company recognizes revenue as delivered using the proportional performance model. For elements that do not meet the separation requirements, the Company recognizes such fees ratably over the estimated life of the customer relationship, commencing upon the later of the agreement start date or when all revenue recognition criteria have been met. The estimated customer life has been estimated at 42-50 months.

The Company will occasionally sell professional services separately from a subscription agreement. In determining whether the professional services can be accounted for separately from a subscription agreement, the Company considers the timing of when the professional service agreement was signed in comparison to the subscription agreement start date and the contractual dependence of the subscription service on the successful completion of the professional services. If the Company determines that the professional services do not qualify as a separate arrangement, the arrangement will be combined with the subscription arrangement and evaluated whether each element of the combined arrangement represents a separate unit of accounting, as discussed above. If these professional services do qualify as a separate arrangement, the Company recognizes such revenue as the services are performed.

The Company also enters into contracts to provide billing services and accounts receivable management services through its Brightree Services subsidiary. Revenue for these activities is recognized when the services are provided.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $130,759 for the year ended December 31, 2015.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Brightree, Brightree Services, MedAct, Strategic AR, and Home Health & Hospice (beginning July 3, 2015) have elected to be treated as a partnership for Federal and state income tax purposes; therefore, no provision or benefit for income taxes is necessary since taxable income or loss is reported for tax purposes by the members.

Pacware and Home Health & Hospice (through July 2, 2015) have elected to be treated as C Corporations for Federal and state income tax purposes and follow the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities using currently enacted income tax rates. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

Brightree Limited operates in the United Kingdom and is thus subject to the jurisdiction of foreign tax authorities. Temporary differences can exist based on the timing of when income and expense can be recognized for financial reporting purposes and tax reporting purposes as specified by the foreign tax laws. Temporary differences were nominal as of and for the year ended December 31, 2015.

The Company applies the provisions of the Financial Accounting Standards Board accounting standard for uncertainty in income taxes related to unrecognized tax benefits and determined no accrual was necessary for unrecognized tax benefits based on the Company’s tax positions, including all open years. The Company is subject to U.S. Federal, state and local tax examinations by tax authorities for years 2012 through 2014.

Research and Development Costs

Research and development costs consist primarily of personnel and consulting costs involved with product development and allocated overhead. These costs are expensed as incurred.

Software Development Costs

The Company accounts for costs incurred to develop computer software for internal use by capitalizing the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing. Costs incurred during the preliminary project along with post-implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over various periods up to three years. Costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life. To date, the Company has not capitalized any software development costs.

Equity-Based Compensation

The Company recognizes in the consolidated statements of income the grant-date fair value of equity awards issued to employees and directors over the vesting period.

The Company accounts for all transactions in which goods or services are the consideration received for issuance of equity instruments based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measured. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency Translation

The Company has operations in Scotland. The U.S. dollar is the functional currency of the Company’s worldwide operations. All foreign currency asset and liability amounts are remeasured into U.S. dollars at end-of-period exchange rates, except for nonmonetary assets and liabilities, which are remeasured at historical rates. Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts, which are remeasured at historical exchange rates. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities are included in income in the period in which they occur. A foreign currency remeasurement gain of $87,615 was recorded for the year ended December 31, 2015. Additionally, a foreign currency transaction loss of $146,274 was recorded for the year ended December 31, 2015.

Note 2:	Acquisition

On January 9, 2014, the Company purchased substantially all of the assets of Strategic AR pursuant to an asset purchase agreement. Acquisition consideration consists of a base purchase price of $4,500,000, plus additional consideration of up to $2,500,000 based on the achievement of certain revenue and earnings targets through December 31, 2015. As of December 31, 2014, the Company estimated the fair value of the contingent consideration at $2,245,223 for a total purchase price of $6,745,223. During 2015, the Company remitted $1,250,000 of the contingent consideration. As of December 31, 2015, the Company has accrued $1,250,000 related to the contingent consideration. Strategic AR provides private-pay billing and collection solutions for the home medical equipment and durable medical equipment industry. The acquisition adds an additional service offering to the existing Brightree product line.

The purchase price was allocated to the underlying assets, liabilities, and identifiable intangible assets based upon their respective fair values; the excess purchase price over the fair value of net assets acquired resulted in goodwill and other amortizable intangible assets of approximately $6.6 million. The Company agreed to a transaction that resulted in goodwill for a number of reasons, including, but not limited to, market positioning and customer base.

The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values:

Strategic AR

Working capital – excluding cash	$161,851
Property and equipment	20,000
Software and technology	556,134
Customer relationships	3,875,203
Trademarks	564,821
Non-compete agreements	37,479
Goodwill	1,529,735

$6,745,223

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3:	Intangibles

Intangible assets at December 31, 2015, consist of the following:

2015
Customer relationships	$17,074,391
Intellectual property	2,673,155
Non-compete agreements	137,479
Trademarks	564,821
Less accumulated amortization	(13,807,116)

$6,642,730

Amortization expense was $2,899,828 for the year ended December 31, 2015. The estimated amortization expense as of December 31, 2015 is as follows:

Year Ending December 31,
2016	$2,113,776
2017	1,984,662
2018	614,513
2019	614,513
2020	387,520
Thereafter	927,746

$6,642,730

Note 4:	Note Payable

In September 2012, the Company entered into a loan and security agreement with a financial institution. Under the terms of the agreement, as amended, the Company is able to borrow up to $10,000,000 in a line of credit and $40,000,000 in term loans. Borrowings bear interest at a per annum rate equal to the LIBOR rate plus the LIBOR rate margin. The interest rate was 4.00% at December 31, 2015. Beginning March 31, 2013, the loan is payable in 19 quarterly installments with the last payment, including all outstanding principal and accrued and unpaid interest, due on September 21, 2017. The outstanding balance of the loan was $27,502,161 at December 31, 2015. The outstanding balance on the line of credit was $0 at December 31, 2015. As of December 31, 2015, $10,000,000 was available for borrowing under the line of credit.

The line of credit and term loan contain certain restrictions on the Company’s activities, including covenant requirements for maintenance of certain financial ratios, and operating conditions. As of December 31, 2015, the Company was in compliance with these covenants.

The maturities of the promissory note subsequent to December 31, 2015 are as follows:

Year Ending December 31,
2016	$3,548,666
2017	23,953,495

$27,502,161

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5:	Members’ Equity

The Company has two classes of membership units, preferred and common. The common units are separated into three classes: Series 1 Common Units (Series 1), Series 2 Common Units (Series 2), and Series 3 Common Units (Series 3). The Company is authorized to issue 38,768,722 total units; of which 22,294,093 are designated for preferred and 16,474,629 are designated for common (11,704,989 for Series 1, 769,640 for Series 2, and 4,000,000 for Series 3).

Rank – The preferred units, with respect to dividend rights, liquidation, dissolution and winding up, ranks senior to the common. Except for the liquidation preference disclosed below, the rights, privileges and preferences of the Series 1, Series 2, and the Series 3 are identical in all respects.

Dividends – The holders of the preferred units are entitled to receive a cumulative dividend equal to 8% per annum of the original issue price as defined in the Operating Agreement. No other distributions or dividends, except for the tax distribution amount, shall be paid unless all cumulative dividends in arrears on the preferred units have been paid. Cumulative dividends in arrears on the preferred units was $13,376,455 at December 31, 2015.

Distributions – In the event the Company allocates net taxable income to the Members, the Company shall first distribute cash to each Member in an amount equal to the product of the tax percentage, as determined by the Board, and such Member’s distributive share of the Company’s taxable income (the Tax Distribution Amount).

Liquidation Preference – First, the holders of all outstanding units shall receive the Tax Distribution Amount. Second, the holders of the preferred units shall receive all accrued but unpaid dividends plus the original issue price, as defined. Third, in an aggregate amount equal to the next $1,500,000, the holders of the Series 1 shall receive an amount proportionate to the number of Series 1 units held. Fourth, in an aggregate amount equal to the next $1,500,000, the holders of the Series 2 shall receive an amount proportionate to the number of Series 2 units held. Any remaining amounts will be distributed to the holders of all outstanding Common Units, proportionate to the percentage interest held.

Conversion – The preferred units are not convertible into common units or any other type of unit.

Redemption – The preferred units are currently redeemable at the option of the holder since the Company did not consummate a qualifying initial public offering (as defined) by June 27, 2013. At the written request of the holders, the preferred units shall be redeemed by the Company at the redemption price. The redemption price is defined as the original issue price plus all cumulative dividends in arrears. The redemption price is paid as follows: one-third of the outstanding units on the redemption date, one-third on the one year anniversary of the redemption date, and the remainder on the two year anniversary of the redemption date. The preferred units are being periodically accreted to their redemption value over the redemption period.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6:	Unit Options and Profits Interest

The 2008 Unit Option and Profits Interest Plan (the Plan) allows for the issuance of options and other awards to purchase a maximum of 4,000,000 units of the Company’s Series 3 Common Units. Under the Plan, options and profits interests may be granted to employees, officers, managers, eligible consultants, and other service providers of the Company. Generally, the options may be exercised when granted, vest over four years, and expire ten years from the date of grant. Options exercised prior to vesting are subject to repurchase in favor of the Company or any other restriction the Board determines to be appropriate. Options granted under the Plan must be issued at prices not less than the fair market value of the units on the date of grant.

As of December 31, 2015, the Company has 383,372 incentive equity securities available for issuance. The Board of Managers of the Company establishes to whom options and profits interests shall be granted and determines the exercise prices, vesting requirements, and the number of units covered by each option. The fair value of the options is determined on the grant date using the Black-Scholes option pricing model. The expected term of the options granted represents the period of time that the options are expected to be outstanding.

The Company used the simplified method to estimate the expected term of the options. The assumed term of all options is 6 years. The risk-free rate is based on U.S. Treasury yields in effect at the time of the grant for the expected term of the options. Expected volatility is based upon the average historical volatility of similar structured business services companies in North America. The assumed range of volatility rates used ranges from 41.78% to 43.32%. The Company uses historical data to estimate the rate of option forfeitures within the model period. It is not expected that the Company will declare any dividends during the model period. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The risk-free rate used ranges from 1.53% to 1.83%. Compensation expense related to option grants was $1,017,752 for the year ended December 31, 2015.

The following table summarizes unit option activity for 2015:

Unit Option Activity	Options	Weighted Average Exercise Price
Options outstanding as of December 31, 2014	982,858	$6.28
Granted	175,000	13.49
Exercised	(135,480)	2.19
Cancelled or expired	(170,637)	9.73

Options outstanding as of December 31, 2015	851,741	$7.66

Options exercisable as of December 31, 2015	433,022	$5.02

The total intrinsic value of options exercised during the year ended December 31, 2015, was $1,453,235.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For options outstanding and exercisable at December 31, 2015, the exercise price ranges and average remaining lives were:

Options Outstanding
Range of Exercise Prices	Number Outstanding at December 31, 2015	Weighted Avg. Remaining Life in Years	Exercisable at December 31, 2015
$ 0.88	71,449	5.0	71,449
1.52	64,792	5.7	64,792
4.83	204,500	6.9	158,500
5.03	42,500	7.5	23,906
9.56	295,500	8.5	106,125
13.49	173,000	9.2	8,250

A summary of the status of the Company’s nonvested options as of December 31, 2015 and changes during the year ended December 31, 2015 is presented below:

Nonvested Units	Options	Weighted Average Grant Date Fair Value
Nonvested options as of December 31, 2014	1,064,319	$2.78
Granted	175,000	5.82
Vested	(550,177)	2.26
Cancelled or expired	(131,406)	4.77

Nonvested options as of December 31, 2015	557,736	$3.78

As of December 31, 2015, options exercised that remain unvested total 139,017.

During 2015, the grant date fair value of options issued by the Company was $769,522. As of December 31, 2015, there was $1,914,800 of total unrecognized compensation cost related to nonvested equity-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.29 years.

Under the Plan, the Company may issue profits interests in such form and shall contain terms and conditions as the Board shall deem appropriate. The Board may grant profits interests in consideration for past services, future services, or any other form of consideration acceptable to the Board.

During 2008, the Company issued 768,452 profits interest awards of Series 2 Common Units. The profits interests are subject to all the provisions of the Operating Agreement. Each profits interest shall vest one-sixteenth on each three month anniversary of the grant date. Upon acceptance of the profits interest, the holder of the Series 2 Common Unit receives the rights and obligations of a member. The Company determined the grant date fair value of the awards to be nominal and thus the Company recorded no compensation expense related to these profits interests during the year ended December 31, 2015. As of December 31, 2015, 593,994 Series 2 Common Units remain outstanding.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7:	Income Taxes

The components of income tax benefit for the year ended December 31, 2015 consist of the following:

2015
Current provision	$259,946
Deferred benefit	(241,206)
Valuation allowance	(1,041,087)

$(1,022,347)

Significant components of deferred income tax assets and liabilities at December 31, 2015 consist of the following:

2015
Deferred tax assets (liabilities)
Allowance for doubtful accounts	$10,631
Intangibles	(11,400)
Other	392
NOL carry forward	377

Net deferred tax liability before valuation allowance	—
Valuation allowance	—

Net deferred tax liability	$—

On July 2, 2015, the Company’s wholly owned subsidiary Home Health and Hospice converted from a C Corporation to a Limited Liability Corporation. The Company was required to pay tax on the difference between the fair value of the entity on the conversion date and the underlying tax basis. The Company was able to offset substantially all of the gain with NOL carryforwards. As of December 31, 2015, all deferred tax assets and liabilities relate to Pacware.

The Company incurred no interest and penalties related to income taxes during the year ended December 31, 2015.

Brightree LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8:	Commitments and Contingencies

Operating Leases

The Company leases office space from unrelated third parties under separate lease agreements classified as operating leases which expire through February 2020. The leases generally require that the Company pay taxes, maintenance and insurance. Management believes that in the normal course of business, leases that expire will be renewed or replaced by other leases.

Future minimum lease payments under the non-cancelable operating leases with original lease terms of one year or more at December 31, 2015 were approximately as follows:

Year Ending December 31,
2016	$1,077,187
2017	1,011,041
2018	1,011,127
2019	989,809

$4,089,164

Certain operating leases include scheduled base rent increases over the term of the lease. The total amount of base rent payments is charged to expense on a straight-line basis over the lease terms. At December 31, 2015, the excess of rent expense over cash payments totaled $217,727, and was recorded as accrued expenses in the accompanying consolidated balance sheet.

Rent expense under all operating leases was $1,266,017 for the year ended December 31, 2015 and is included as a component of general and administrative expenses in the accompanying consolidated statement of income.

Employee Benefits

The Company has a retirement plan (the Plan) which is qualified under Section 401(k) of the Internal Revenue Code (IRC). The Plan covers all employees who are at least twenty-one years of age with at least three months of service. Participants may contribute up to 25% of their annual compensation into the Plan, subject to limitations set by the IRC. The Company matches 50% of the first 6% contributed by the employee up to a maximum of $1,500 per year. The Company had $291,867 in expenses related to the Plan for the year ended December 31, 2015.

Litigation

The Company from time to time may be a defendant in legal actions generally incidental to its business. Although it is difficult to predict the outcome of any potential or threatened litigation, management believes that any ultimate liability will not materially affect the financial position and results of operations of the Company.

Note 9:	Subsequent Event

The Company has evaluated events and transactions occurring subsequent to December 31, 2015 through the date of the report, the date the financial statements were available for issuance.

On February 19, 2016, the Company entered into an agreement to be purchased by ResMed Inc. for approximately $800 million in cash.